UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 15, 2023
T STAMP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41252	81-3777260
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
3017 Bolling Way NE, Floors 1 and 2, Atlanta, Georgia 30305
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (404) 806-9906
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	IDAI	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement.
The Master Services Agreement (“MSA”) with Innovative Government Solutions (“IGS”) first entered into on September 15, 2022, under which the Company and IGS agreed to jointly offer services, terminated on September 15, 2023, thereby terminating IGS’ license to use and resell the Company’s technology. Following the termination, the Company and IGS were unable to come to acceptable terms for continued joint marketing. During the term of the MSA, the Company previously recorded approximately $2.6 million as prepaid revenue, which the Company will now be able to recognize as earned revenue.
Item 8.01. Other Events.
On September 18, 2023, the Company issued a press release announcing the launch of its Tap-In Band™, a wrist-worn, tamper resistant, hypoallergenic NFC band that facilitates discrete check-in by, and communication with, participants in community-based supervision programs. The Tap-In Band is protected by provisional patent #63/581,409 from the US Patent and Trademark Office covering multi-factor authentication using a tamper proof band and biometric authentication. A copy of that press release is being furnished herewith as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits
(d)Exhibits

Exhibit No.	Description

99.1	Press Release of the registrant issued September 18, 2023

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T STAMP INC.

By:	/s/ Gareth Genner
Name: Gareth Genner
Title: Chief Executive Officer
Dated: September 20, 2023